UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cloud Peak Energy Compensation Committee Approves Reduced 2018 LTIP Target Awards for CEO and EVPs to Reduce Dilution and Targeted Total Compensation Amounts

As part of the annual determinations for the 2018 executive compensation program, the Compensation Committee (the “Committee”) of the Board of Directors of Cloud Peak Energy Inc. (“Cloud Peak Energy”) reduced the grant date target equity award values for Cloud Peak Energy’s Chief Executive Officer (“CEO”) and Executive Vice Presidents (“EVPs”) under Cloud Peak Energy’s 2009 Long-Term Incentive Plan, as amended and restated (“LTIP”) (the “2018 LTIP Reductions”).  Specifically:

•                  CEO (300% to 200%) — The grant date target value of the 2018 annual equity award to the CEO under the LTIP was reduced from 300% to 200% of the CEO’s Base Salary; and

•                  EVPs (200% to 150%) — The grant date target value of the 2018 annual equity award to the EVPs under the LTIP was reduced from 200% to 150% of the EVPs’ respective Base Salaries.

The Committee’s decision was not based on any individual performance factors for the CEO or EVPs.  Rather, the Committee’s decision was part of its regular review of Cloud Peak Energy’s executive compensation program to ensure it remains appropriate.  The 2018 LTIP Reductions are intended to reduce the dilutive impact of equity awards issued to the company’s senior executives and to adjust overall targeted total compensation levels to reflect challenging industry conditions in the U.S. coal industry and the impact of industry conditions on Cloud Peak Energy’s operational and financial performance, while continuing to provide a substantial portion of at-risk, performance-based compensation.

The Committee considers a number of factors in reviewing the executive compensation program, including the Committee’s assessment of the interaction of the compensation program with Cloud Peak Energy’s corporate business objectives and long-term strategies, evaluations of the compensation program by the Committee’s independent compensation consultant, data relating to pay practices of Cloud Peak Energy’s compensation peer group and other market data, feedback from investor outreach and the results of each year’s advisory vote on executive compensation.

Cloud Peak Energy’s annual proxy statements provide additional information about the executive compensation program, the Committee’s decision-making processes and factors considered by the Committee in evaluating the executive compensation program and making its determinations.

On March 2, 2018, in connection with the LTIP Reductions, two of our executives signed employment agreement waivers (“Waivers”) to address certain terms of their agreements.  The Waivers are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.  The foregoing summary is qualified in its entirety by the complete terms and conditions of the Waivers and the Employment Agreements.

2018 LTIP Award Agreements; Enhanced Rigor of Equity Award Performance Requirements

On March 2, 2018, the Committee approved various forms of equity award agreements (“Award Agreements”) pursuant to the LTIP.  There are two 2018 Award Agreements, for the following types of grants: (1) performance share units and (2) restricted stock units.  The Award Agreements are substantively similar to the respective Award Agreements previously disclosed for 2017 awards, except the 2018 performance share unit agreement was modified to (a) further enhance the rigor of the long-term equity incentive program by increasing the relative TSR requirements for a target payout and further limiting vesting in the event negative absolute TSR compared to the 2017 awards; and (b) reflect updates to the peer group approved by the Committee.

The 2018 Award Agreements are filed as Exhibits 10.3 and 10.4 to this Form 8-K and are incorporated herein by reference.  The foregoing summary is qualified in its entirety by the complete terms and conditions of the LTIP and the 2018 Award Agreements.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith.

10.1	Waiver of Employment Agreement for 2018 LTIP Reduction (Colin Marshall)

10.2	Waiver of Employment Agreement for 2018 LTIP Reduction (Heath Hill)

10.3	Form of 2018 Performance Share Unit Award Agreement under the Cloud Peak Energy Inc. 2009 Long-Term Incentive Plan (as amended and restated)

10.4	Form of 2018 Restricted Stock Unit Agreement under the Cloud Peak Energy Inc. 2009 Long-Term Incentive Plan (as amended and restated)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Waiver of Employment Agreement for 2018 LTIP Reduction (Colin Marshall)

10.2	Waiver of Employment Agreement for 2018 LTIP Reduction (Heath Hill)

10.3	Form of 2018 Performance Share Unit Award Agreement under the Cloud Peak Energy Inc. 2009 Long-Term Incentive Plan (as amended and restated)

10.4	Form of 2018 Restricted Stock Unit Agreement under the Cloud Peak Energy Inc. 2009 Long-Term Incentive Plan (as amended and restated)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: March 5, 2018	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel and Corporate Secretary